UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2022

PEABODY ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware			1-16463		13-4004153
(State or other jurisdiction of incorporation)			(Commission File Number)		(I.R.S. Employer Identification No.)

701 Market Street,	St. Louis,	Missouri			63101-1826
(Address of principal executive offices)					(Zip Code)

Registrant's telephone number, including area code:				(314)	342-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐			Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐			Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐			Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐			Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BTU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

Peabody Energy Corporation (the “Company”) held its 2022 Annual Meeting of Stockholders (the “2022 Annual Meeting”) on May 5, 2022.

The voting results for each matter voted on at the 2022 Annual Meeting are as set forth below:

1.Elect nine directors for a one-year term:

Director	For	Against	Abstentions	Broker Non-Votes
Bob Malone	76,150,726	1,753,199	109,335	25,351,049
Samantha B. Algaze	75,870,678	2,000,304	142,278	25,351,049
Andrea E. Bertone	71,546,526	6,339,870	126,864	25,351,049
William H. Champion	76,292,915	1,608,749	111,596	25,351,049
Nicholas J. Chirekos	75,976,121	1,928,385	108,754	25,351,049
Stephen E. Gorman	75,561,580	2,337,999	113,681	25,351,049
James C. Grech	76,329,722	1,574,874	108,664	25,351,049
Joe W. Laymon	76,286,610	1,617,450	109,200	25,351,049
David J. Miller	76,214,980	1,656,455	141,825	25,351,049

2.Approve, on an advisory basis, the compensation of the Company’s named executive officers:

For	Against	Abstentions	Broker Non-Votes
74,299,705	3,460,206	253,349	25,351,049

3.Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2022:

For	Against	Abstentions
102,134,450	928,985	300,874

Pursuant to the foregoing: (1) each of the nine directors was elected to serve for a one-year term, (2) the compensation of the Company’s named executive officers was approved on an advisory basis, and (3) the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2022 was ratified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEABODY ENERGY CORPORATION

May 6, 2022	By: /s/ Scott T. Jarboe
Name: Scott T. Jarboe
Title: Chief Administrative Officer and Corporate Secretary

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